As filed with the Securities and Exchange Commission on February 4, 2008
Registration No. 333 -142945

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 6 TO FORM SB-2
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CHINA TRANSINFO TECHNOLOGY CORP.
(Formerly known as Intra-Asia Entertainment Corporation)
(Name of small business issuer in its charter)

Nevada	7373	87-0616524
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

07 Floor E-Wing Center
No. 113 Zhichunlu, Haidian District
Beijing, China 100086
(86 10) 82671299
(Address and telephone number of principal executive offices)

Louis A. Bevilacqua, Esq. Thomas M. Shoesmith, Esq. Joseph R. Tiano, Jr., Esq. Thelen Reid Brown Raysman & Steiner LLP 701 8th Street, N.W. Washington, D.C. 20001 (202) 508-4000
(Names, addresses and telephone numbers of agents for service)

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(4)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common stock, $0.001 par value	5,621,444		$0.63	(2)	$3,541,510	(2)	$109
Common stock, $0.001 par value	277,778	(5)	$0.63	(3)	$175,000	(3)	$6
Total	5,899,222		$0.63		$3,716,510		$115	(6)

(1) In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the average of the bid and asked prices reported on the Over-the-Counter Bulletin Board on May 8, 2007.

(3) Calculated in accordance with Rule 457(g) based upon the offering price of the securities of the same class included in the registration statement.

(4) Represents shares of the Registrant’s common stock being registered for resale that have been issued to the selling stockholders named in this registration statement.

(5) Represents shares of common stock issuable upon exercise of seven-year warrants to purchase shares of common stock held by a selling stockholder named in this registration statement.

(6)  The Registrant reduced the number of shares being registered from 44,244,163 to 5,899,222, pursuant to a 1-for-7.5 reverse split completed on August 20, 2007. $857 registration fee was previously paid in connection with the filing of the initial registration statement on May 14, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

This Amendment is filed solely to update Exhibit 5 filed under Item 27 of Part II thereof. No changes are being made hereby to the preliminary prospectus constituting Part I or Items 24, 25, 26 or 28 of Part II of the Registration Statement. Accordingly, this Amendment does not include a copy of the preliminary prospectus.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our bylaws provide for the indemnification of our directors and officers, past, present and future, under certain circumstance, against attorney’s fees, judgments, fines and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. We will also bear expenses of such litigation for any of our directors, officers, employees or agents upon such persons promise to repay us therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts, other than the SEC registration fee, are estimates. We will pay all these expenses.

Amount to be Paid
SEC Registration Fee	$115
Printing Fees and Expenses	12,500
Legal Fees and Expenses	215,000
Accounting Fees and Expenses	180,000
Blue Sky Fees and Expenses	2,000
Transfer Agent and Registrar Fees	1,500
Miscellaneous	3,000
Total	$414,115

Item 26. Recent Sales of Unregistered Securities

On May 14, 2007, we issued 10,841,492 shares of our common stock to shareholders of Cabowise. The total consideration for these shares of our common stock is 50,000,000 shares of common stock of Cabowise, which is all the issued and outstanding capital stock of Cabowise. We did not receive any cash consideration in connection with the share exchange. The number of our shares issued to the stockholders of Cabowise was determined based on an arms-length negotiation. The issuance of our shares to these individuals was made in reliance upon exemptions from the registration requirements pursuant to Section 4(2) of the Securities Act.

On May 14, 2007, we also sold 1,777,778 shares of our common stock to certain investors for $3.2 million. Two of our shareholders, Weicheng International Inc. and Foster Growth Ltd., sold to the same investors a total of 3,777,778 shares of our common stock for $6.8 million. We also issued 13,889 shares of our common stock (approximately $25,000) to Thelen Reid Brown Raysman & Steiner LLP for their legal services in connection with the share exchange and private placement transaction. In addition, we issued to Antaeus a 7-year warrant to purchase 277,778 shares of our common stock at an exercise price of $1.80. The issuance of these shares of common stock and the warrant was made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

Pursuant to a settlement agreement and mutual release that we entered into with Joseph C. Visconti, dated April 9, 2007, we issued to Mr. Visconti 113,512 shares of our common stock to terminate the warrant that we issued to J. Stephen & Company on August 2, 2004 for the purchase of up to 1,600,000 shares of our common stock at an exercise price of $0.35 per share. We relied upon Section 4(2) of the Securities Act for the exemption from registration for these sales.

In or about April 2007, we issued to CCC Interests Limited 113,512 shares of our common stock to terminate the warrant that we issued to CCC Interests Limited on August 2, 2004 for the purchase of up to 1,600,000 shares of our common stock at an exercise price of $0.35 per share. We relied upon Section 4(2) of the Securities Act for the exemption from registration for these sales.

Pursuant to a settlement agreement and mutual release between us and Jeffrey Grossman dated April 26, 2007, we issued to Mr. Grossman 7,231 shares of our common stock upon his exercise of the warrant that we issued to Mr. Grossman on February 16, 2004 for the purchase of up to 75,00 shares of our common stock at an exercise price of $0.38 per share. We relied upon Section 4(2) of the Securities Act for the exemption from registration for these sales.

In about April 2007, Jeffrey Grossman converted $21,000 of convertible promissory notes and $5,815 of accrued interest into 12,769 shares of our common stock at the conversion price of $0.28 per share. We relied upon Section 4(2) of the Securities Act for the exemption from registration for these sales.

Pursuant to a settlement agreement and mutual release between us and James Miller dated May 1, 2007, we issued to Mr. Miller 2,870 shares of our common stock to terminate the warrant that we issued to Mr. Miller in 2003 for the purchase of up to 30,000 shares of our common stock at an exercise price of $0.38 per share. We relied upon Section 4(2) of the Securities Act for the exemption from registration for these sales.

Pursuant to a settlement agreement and mutual Release between us and Maurice Esformes dated May 1, 2007, we issued to Mr. Esformes 1,898 shares of our common stock to terminate the warrant that we issued to Mr. Esformes in 2003 for the purchase of up to 18,400 shares of our common stock at an exercise price of $0.38 per share. We relied upon Section 4(2) of the Securities Act for the exemption from registration for these sales.

On April 19, 2007, we issued 20,000 shares of our common stock to each of our former directors Stanley Wu and James Reskin, respectively for their services to the company. We relied upon Section 4(2) of the Securities Act for the exemption from registration for these sales.

On November 30, 2007, we issued CCG Investor Relations Partners LLC, or CCG, a three-year warrant to purchase 50,000 shares of our common stock at $5.00 per share in consideration for the investor relations services provided by CCG. The issuance of warrant to CCG was made in reliance upon exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

On July 28, 2006, $269,626 of convertible promissory notes and $56,214 of accrued interest were converted into 155,162 shares of our common stock, per the request of the note holders, at the conversion price of $0.28 per share. The transaction was pursuant to a signed agreement dated April 1, 2006 with Top Loyal Investment Co., Ltd. (which invested in our convertible notes), Neo-Luck Group, and Weifang Fuhua Amusement Park Co., Ltd., or Fuhua. Pursuant to the signed agreement, we transferred our right to receive the amount of approximately $386,054 from Neo-Luck to Top Loyal and reduced the outstanding convertible notes by the same amount accordingly. Pursuant to the signed agreement, Top Loyal was to collect cash payment of $386,054 directly from Fuhua and convert the remaining outstanding principal of $269,626 and the accrued interest of $56,214 as of March 31, 2006 into 155,162 shares of our common stock at $0.28 per share, which was specified in the original convertible note subscription agreement. Pursuant to the signed agreement, we were not obligated to repay Top Loyal the approximate amount of $386,054 if Neo-Luck and/or Fuhua ultimately did not pay this amount to Top Loyal. These issuances were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

On February 22, 2006, Mr. Maurice Esformes converted $11,960 of convertible promissory notes and $2,988 of accrued interest into 7,118 shares of our common stock at the conversion price of $0.28 per share. On January 17 and February 16, 2006, we sold 0.86 and 2.14 units of convertible promissory notes at $28,000 per unit, respectively, to Top Loyal Development Ltd. and obtained gross proceeds of $84,000. In connection with these two transactions, Top Loyal Development, by exercising the warrants attached to the convertible notes, was able to purchase up to 300,000 shares of our common stock at a price of $0.38 per share. We relied upon Section 4(2)of the Securities Act for the exemption from registration for these sales.

On June 23, 2005, we issued 133,333 shares of our common stock to Tsang Man Hung Veon in exchange for $300,000. No broker was involved and no discounts or commissions were paid in connection with these transactions. The securities were issued to an accredited investor in a private transaction, without registration in reliance on the exemptions provided by Sections 4(2) of the Securities Act.

On January 4, 2005 and February 2, 2005, we issued $88,180 and $50,000, respectively, in Convertible Promissory Notes to Top Loyal Development, Ltd. The notes carried an interest rate of 8% per annum and the principal and interest were payable in full on or before March 31, 2006. The notes were convertible in full at the option of the holder at any time into shares of our common stock at $0.28 per share in principal and accrued interest. Attached to the notes were Class A Common Stock Purchase Warrants to purchase up to 493,499 shares of our common stock at an exercise price of $0.38 per share. These warrants were exercisable at any time through and including March 31, 2006. No broker was involved and no discounts or commissions were paid in connection with these transactions. The securities were issued to an accredited investor in a private transaction, without registration in reliance on the exemptions provided by Section 4(2) of the Securities Act.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are Accredited Investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 27. Exhibits and Financial Statement Schedules

The following exhibits are included as part of this Form SB-2.

Exhibit No.	Description
2.1
Share Exchange Agreement, dated May 14, 2007, among the registrant, Cabowise International Ltd., its shareholders, Weicheng International Inc. and Foster Growth Ltd [Incorporated by reference to Exhibit 2.1 to the registrant’s current report on Form 8-K filed on May 14, 2007]

3.1
Amended and Restated Articles of Incorporation of the registrant as filed with the Secretary of State of Nevada on December 19, 2003 [Incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 10-KSB filed on March 31, 2005]

3.2
Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of the State of Nevada on August 20, 2007. [Incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed on August 23, 2007]

3.3	Bylaws of the registrant adopted on December 19,2003 [Incorporated by reference to the registrant’s the registrant’s Registration Statement on Form SB-2 filed on March 30, 1999]

4.1	Form of Registration Rights Agreement, dated May 14, 2007 [Incorporated by reference to Exhibit 4.1 to the registrant’s current report on Form 8-K filed on May 14, 2007].

4.2	Form of Lock-up Agreement, dated May 14, 2007 [Incorporated by reference to Exhibit 4.2 to the registrant’s current report on Form 8-K filed on May 14, 2007].

4.3
Cancellation Agreement, dated May 14, 2007, among the registrant, Weicheng International Inc. and Forster Growth Ltd. [Incorporated by reference to Exhibit 4.3 to the registrant’s current report on Form 8-K filed on May 14, 2007]

4.4
Option Agreement, dated April 30, 2007, among Cabowise International Ltd., and certain grantors. [Incorporated by reference to Exhibit 4.4 to the registrant’s current report on Form 8-K filed on May 14, 2007].

4.5
Assignment and Assumption Agreement, dated May 14, 2007, between Cabowise International Ltd. and Oriental Intra-Asia Entertainment (China) Limited [Incorporated by reference to Exhibit 4.5 to the registrant’s current report on Form 8-K filed on May 14, 2007].

4.6	Common Stock Purchase Warrant issued to Antaeus Capital, Inc., dated May 14, 2007 [Incorporated by reference to Exhibit 4.6 to the registrant’s current report on Form 8-K filed on May 14, 2007].

5	Opinion of Thelen Reid Brown Raysman & Steiner LLP as to the legality of the shares.

10.1	Form of Securities Purchase Agreement, dated May 14, 2007 [Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.2	Form of Make Good Escrow Agreement, dated May 14, 2007 [Incorporated by reference to Exhibit 10.2 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.3
Closing Escrow Agreement, dated May 14, 2007 , by and among the registrant, certain selling stockholders, Antaeus Capital, Inc. and Thelen Reid Brown Raysman & Steiner LLP [Incorporated by reference to Exhibit 10.3 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.4
Contract for Data Integration Project of Phase I of Beijing Municipal Management Information System of State Land, Resources and Housing Affairs, dated July 26, 2004, between Education and Information Center of Beijing Municipal Bureau of State Land and Resources and Beijing Institute of Surveying and Mapping, Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.4 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.5
Contract for Phase I of Software Development and System Integration of Production Dispatching and Command Center of China Netcom, dated January 20, 2005, between Beijing Zhongzheng Real-estate Development Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.5 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.6
Supplementary Contract for Data Integration Project of Phase I of Beijing Municipal Management Information System of State Land, Resources and Housing Affairs, dated December 31, 2005, between Beijing Municipal Bureau of State Land and Resources and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.6 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.7
Contract for the Project of Traffic Statistics Information System (Phase I), dated August 4, 2006, between Scientific Research Institute under the Ministry of Transportation and Communications and Beijing Join-Cheer Software Co., Ltd. Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.7 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.8
Contract for Technical Development and Technical Service of Phase II of Planning Information System for the Planning Academy under the Ministry of Communications, dated June 12, 2006, between Planning & Research Institute of Ministry of Communications and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.8 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.9
Purchasing Contract, dated December 12, 2006, between ESRI China (Beijing) Limited and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.9 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.10
Purchasing Contract, dated May 19, 2005, between Beijing Federal Software Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.10 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.11
Material Purchase Contract of Zhongzheng Building, dated December 28, 2004, between Huapeng (Group) Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.11 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.12
Purchase Contract, dated September 7, 2006, between Beijing Qiankunjianye Science and Technology Development Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.12 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.13
Sale Contract, dated June 18, 2004, between Landesk (Beijing) Software Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.13 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.14
Standard Contract signed with Executive Officers - Form of Labor Contract between executive officers and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.14 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.15
Lease Contract of E-Wing Center, dated November 25, 2004,. between Zhao Li and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.15 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.16
Loan Contract, dated September 15, 2006, between Bank of Beijing Co., Ltd. Youyi Branch and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.16 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.17
Service Agreement, dated November 1, 2006, between Beijing Jinzhengdong Human Resources Consultant Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.17 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.18
Cooperation Agreement, dated August 6, 2006, between Beijing PKU Chinafront Technology Co., Ltd. and Earth and Space College, Peking University, [Incorporated by reference to Exhibit 10.18 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.19
Bridge Loan Agreement, dated October 18, 2006, between Talent Global International Company and Beijing PKU Chinafront Technology Co., Ltd.[Incorporated by reference to Exhibit 10.19 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.20
Standard Contracts with Employees - Labor Contract between employees and Beijing Jinzhengdong Human Resources Consultant Co., Ltd. [Incorporated by reference to Exhibit 10.20 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.21	Labor Contract between Xia Shudong and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.21 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.22	Labor Contract between Huang Danxia and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.22 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.23	Labor Contract between Lai Zhibin and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.23 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.24	Labor Contract between Zhang Zhiping and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.24 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.25
Equity Transfer Agreement, dated May 14, 2007, between Xia Shudong, Zhang Zhiping, Lai Zhibin, Yang Chuang and Oriental Intra-Asia Entertainment (China) Limited. [Incorporated by reference to Exhibit 10.25 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.26
Real Property Purchase Agreement, dated June 2, 2007, between Mr. Zhao Li and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.1 to the registrant’s quarterly report on Form 10-QSB filed on August 16, 2007].

10.27	Entrust Agreement, dated July 6, 2007, among Oriental Intra-Asia Entertainment (China) Limited, Beijing Tiandi Zuobiao Technology Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd.*

10.28	Employment Agreement by and between China Trans Info Technology Corp. and Zhihai Mao, dated November 27, 2007. [ Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed on December 3, 2007].

14	Business Ethics Policy and Code of Conduct [Incorporated by reference to Exhibit 14 to the registrant’s current report on Form 8-K filed on May 14, 2007].

21	Subsidiary of the registrant [Incorporated by reference to Exhibit 21 to the registrant’s current report on Form 8-K filed on May 14, 2007].

23.1	Consent of Simon & Edwards, LLP**

23.2	Consent of Thelen Reid Brown Raysman & Steiner LLP, included in exhibit 5

23.3	Consent of BDO Shanghai Zhonghua**

24	Power of Attorney (included on the signature page of this registration statement)

*	Previously filed with the Registration Statement on Form SB-2 on November 13, 2007.

**	Previously filed with the Registration Statement on Form SB-2 on January 23, 2008.

Item 28. Undertakings

The undersigned registrant hereby undertakes to:

File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act, and

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(c) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

For purposes of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, China, on the 4th day of February, 2008

China TransInfo Technology Corp.

By:	/s/ Shudong Xia
Shudong Xia, CEO and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shudong Xia, Zhiping Zhang, Zhibin Lai and Danxia Huang, and each of them, his or her attorney-in-fact, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and abbreviated registration statements), and any and all registration statements filed pursuant to Rule 462 or Rule 429 under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of common stock of China TransInfo Technology Corp., and to file or cause to be filed the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form SB-2 has been signed by the following persons in the capacities indicated on February 4, 2008.

Signature	Title

/s/ Shudong Xia Shudong Xia	Chief Executive Officer and Chairman (Principal Executive Officer)

/s/ Zhiping Zhang Zhiping Zhang	Vice President of Research and Development

/s/ Zhibin Lai Zhibin Lai	Vice President

/s/ Danxia Huang Danxia Huang	Vice President of Finance, Director

/s/ Zhihai Mao Zhihai Mao	Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1
Share Exchange Agreement, dated May 14, 2007, among the registrant, Cabowise International Ltd., its shareholders, Weicheng International Inc. and Foster Growth Ltd [Incorporated by reference to Exhibit 2.1 to the registrant’s current report on Form 8-K filed on May 14, 2007]

3.1
Amended and Restated Articles of Incorporation of the registrant as filed with the Secretary of State of Nevada on December 19, 2003 [Incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 10-KSB filed on March 31, 2005]

3.2
Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of the State of Nevada on August 20, 2007. [Incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed on August 23, 2007]

3.3	Bylaws of the registrant adopted on December 19,2003 [Incorporated by reference to the registrant’s the registrant’s Registration Statement on Form SB-2 filed on March 30, 1999]

4.1	Form of Registration Rights Agreement, dated May 14, 2007 [Incorporated by reference to Exhibit 4.1 to the registrant’s current report on Form 8-K filed on May 14, 2007].

4.2	Form of Lock-up Agreement, dated May 14, 2007 [Incorporated by reference to Exhibit 4.2 to the registrant’s current report on Form 8-K filed on May 14, 2007].

4.3
Cancellation Agreement, dated May 14, 2007, among the registrant, Weicheng International Inc. and Forster Growth Ltd. [Incorporated by reference to Exhibit 4.3 to the registrant’s current report on Form 8-K filed on May 14, 2007]

4.4
Option Agreement, dated April 30, 2007, among Cabowise International Ltd., and certain grantors. [Incorporated by reference to Exhibit 4.4 to the registrant’s current report on Form 8-K filed on May 14, 2007].

4.5
Assignment and Assumption Agreement, dated May 14, 2007, between Cabowise International Ltd. and Oriental Intra-Asia Entertainment (China) Limited [Incorporated by reference to Exhibit 4.5 to the registrant’s current report on Form 8-K filed on May 14, 2007].

4.6	Common Stock Purchase Warrant issued to Antaeus Capital, Inc., dated May 14, 2007 [Incorporated by reference to Exhibit 4.6 to the registrant’s current report on Form 8-K filed on May 14, 2007].

5	Opinion of Thelen Reid Brown Raysman & Steiner LLP as to the legality of the shares.

10.1	Form of Securities Purchase Agreement, dated May 14, 2007 [Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.2	Form of Make Good Escrow Agreement, dated May 14, 2007 [Incorporated by reference to Exhibit 10.2 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.3
Closing Escrow Agreement, dated May 14, 2007 , by and among the registrant, certain selling stockholders, Antaeus Capital, Inc. and Thelen Reid Brown Raysman & Steiner LLP [Incorporated by reference to Exhibit 10.3 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.4
Contract for Data Integration Project of Phase I of Beijing Municipal Management Information System of State Land, Resources and Housing Affairs, dated July 26, 2004, between Education and Information Center of Beijing Municipal Bureau of State Land and Resources and Beijing Institute of Surveying and Mapping, Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.4 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.5
Contract for Phase I of Software Development and System Integration of Production Dispatching and Command Center of China Netcom, dated January 20, 2005, between Beijing Zhongzheng Real-estate Development Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.5 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.6
Supplementary Contract for Data Integration Project of Phase I of Beijing Municipal Management Information System of State Land, Resources and Housing Affairs, dated December 31, 2005, between Beijing Municipal Bureau of State Land and Resources and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.6 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.7
Contract for the Project of Traffic Statistics Information System (Phase I), dated August 4, 2006, between Scientific Research Institute under the Ministry of Transportation and Communications and Beijing Join-Cheer Software Co., Ltd. Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.7 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.8
Contract for Technical Development and Technical Service of Phase II of Planning Information System for the Planning Academy under the Ministry of Communications, dated June 12, 2006, between Planning & Research Institute of Ministry of Communications and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.8 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.9
Purchasing Contract, dated December 12, 2006, between ESRI China (Beijing) Limited and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.9 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.10
Purchasing Contract, dated May 19, 2005, between Beijing Federal Software Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.10 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.11
Material Purchase Contract of Zhongzheng Building, dated December 28, 2004, between Huapeng (Group) Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.11 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.12
Purchase Contract, dated September 7, 2006, between Beijing Qiankunjianye Science and Technology Development Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.12 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.13
Sale Contract, dated June 18, 2004, between Landesk (Beijing) Software Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.13 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.14
Standard Contract signed with Executive Officers - Form of Labor Contract between executive officers and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.14 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.15
Lease Contract of E-Wing Center, dated November 25, 2004,. between Zhao Li and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.15 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.16
Loan Contract, dated September 15, 2006, between Bank of Beijing Co., Ltd. Youyi Branch and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.16 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.17
Service Agreement, dated November 1, 2006, between Beijing Jinzhengdong Human Resources Consultant Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.17 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.18
Cooperation Agreement, dated August 6, 2006, between Beijing PKU Chinafront Technology Co., Ltd. and Earth and Space College, Peking University, [Incorporated by reference to Exhibit 10.18 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.19
Bridge Loan Agreement, dated October 18, 2006, between Talent Global International Company and Beijing PKU Chinafront Technology Co., Ltd.[Incorporated by reference to Exhibit 10.19 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.20
Standard Contracts with Employees - Labor Contract between employees and Beijing Jinzhengdong Human Resources Consultant Co., Ltd. [Incorporated by reference to Exhibit 10.20 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.21	Labor Contract between Xia Shudong and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.21 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.22	Labor Contract between Huang Danxia and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.22 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.23	Labor Contract between Lai Zhibin and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.23 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.24	Labor Contract between Zhang Zhiping and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.24 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.25
Equity Transfer Agreement, dated May 14, 2007, between Xia Shudong, Zhang Zhiping, Lai Zhibin, Yang Chuang and Oriental Intra-Asia Entertainment (China) Limited. [Incorporated by reference to Exhibit 10.25 to the registrant’s current report on Form 8-K filed on May 14, 2007].

10.26
Real Property Purchase Agreement, dated June 2, 2007, between Mr. Zhao Li and Beijing PKU Chinafront Technology Co., Ltd. [Incorporated by reference to Exhibit 10.1 to the registrant’s quarterly report on Form 10-QSB filed on August 16, 2007].

10.27	Entrust Agreement, dated July 6, 2007, among Oriental Intra-Asia Entertainment (China) Limited, Beijing Tiandi Zuobiao Technology Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd.*

10.28	Employment Agreement by and between China Trans Info Technology Corp. and Zhihai Mao, dated November 27, 2007. [ Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed on December 3, 2007].

14	Business Ethics Policy and Code of Conduct [Incorporated by reference to Exhibit 14 to the registrant’s current report on Form 8-K filed on May 14, 2007].

21	Subsidiary of the registrant [Incorporated by reference to Exhibit 21 to the registrant’s current report on Form 8-K filed on May 14, 2007].

23.1	Consent of Simon & Edwards, LLP**

23.2	Consent of Thelen Reid Brown Raysman & Steiner LLP, included in exhibit 5

23.3	Consent of BDO Shanghai Zhonghua**

24	Power of Attorney (included on the signature page of this registration statement)

*	Previously filed with the Registration Statement on Form SB-2 on November 13, 2007.

**	Previously filed with the Registration Statement on Form SB-2 on January 23, 2008.